SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 24, 2003


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



          Delaware                       1-9494                 13-3228013
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
        incorporation)                                    Identification Number)


  727 Fifth Avenue, New York, New York                             10022
(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000







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Item 5.     Other Events.

On March 24, 2003, Registrant issued the following press release announcing the election of Jon M. King to the post of senior vice president - merchandising:

                        TIFFANY'S BOARD ELECTS JON KING
                    AS SENIOR VICE PRESIDENT - MERCHANDISING

NEW YORK, March 24, 2003 - Tiffany & Co. (NYSE-TIF) reported that its Board of Directors has elected Jon M. King to the post of senior vice president - merchandising. Mr. King, 46, has held increasingly responsible positions in the Merchandising Division since joining Tiffany in 1990 as a jewelry buyer. He assumed full responsibility for product development in 2002 as group vice president.

In his new role, Mr. King's responsibilities include Tiffany's demand management, category management/assortment planning and product design areas. His promotion follows the recent resignation of Linda Hanson, who had previously held that title.

Michael J. Kowalski, chairman and chief executive officer, said, "Jon's leadership of Tiffany's product development efforts has contributed immensely to our success over the years. We are fortunate to have a merchant with Jon's creativity and strategic vision at the helm of our Merchandising Division."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, Internet and catalog sales. Specialty Retail primarily includes the retail sales made in Little Switzerland, Inc. stores and also includes consolidated results from other ventures now or in the future operated under non-TIFFANY & CO. trademarks or trade names. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                      BY:     /s/ Patrick B. Dorsey
                                              ________________________________
                                              Patrick B. Dorsey
                                              Senior Vice President, Secretary
                                              and General Counsel
March 24, 2003